Exhibit 10.27

                               FRANCHISE AGREEMENT

     THIS AGREEMENT, made this 7th day of July, 1982, by and between STUCKEY'S, INC. (hereinafter called "Company") , and Bowlin's Inc., 136 Louisiana N.E., Albuquerque, NM 87108 a(n) (individual) (partnership) (corporation) of New Mexico (hereinafter called "Franchisee").

                                    RECITALS

     The Company is a wholly-owned subsidiary of Pet Incorporated, a Delaware corporation, and through Pet Incorporated possesses the entire right, title and interest in certain registered and common law trademarks and service marks, including STUCKEY'S, STUCKEY'S with Carriage and Lace Design, and STUCKEY'S PECAN SHOPPE which are used in the business of Stuckey's, Inc. to identify its STUCKEY'S PECAN SHOPPE operations and the origin of products and services therein available. The foregoing trademarks and service marks and additional trademarks and service marks which are or may be, from time to time, designated by the Company, are hereinafter referred to as "Proprietary Marks". Substantial sums have been and continue to be expended by the Company in advertising, promoting and publicizing its Proprietary Marks.

     The Company manufactures, distributes and sells certain products under the Proprietary Marks and operates and franchises a chain of distinctive drive-in food, confection, gift and service stores under the name STUCKEY'S PECAN SHOPPE. The Company has developed and built a strong demand for the products sold and the services provided in said stores and has established a reputation and good will related to its STUCKEY'S PECAN SHOPPE stores.

     The Franchisee is fully informed about and recognizes the good reputation and required high standards of the STUCKEY'S PECAN SHOPPE and understands the importance thereof to Company. Franchisee desires to continue in the business of a STUCKEY'S PECAN SHOPPE, in accordance with the standards specified by the Company, at and from the premises described in Section 1 on the terms and conditions herein set forth.

     THEREFORE, IN CONSIDERATION OF the mutual agreements herein contained and for other good consideration acknowledged by each to be satisfactory, the parties hereto agree as follows:

     1.   GRANT OF FRANCHISE:

          The Company hereby licenses Franchisee, subject to the terms and conditions hereof, to operate a STUCKEY'S PECAN SHOPPE, and to use in connection therewith the Proprietary Marks of Company, at the specific location (hereinafter referred to as "Premises") defined as:

Stuckey's Pecan Shoppe #253
I-40 & State Road 344
Edgewood, NM 87015

          While this Agreement shall be and remain in effect,

          (a) Franchisee shall use the said premises exclusively for the business of a STUCKEY'S PECAN SHOPPE according to standards adopted by the Company for its STUCKEY'S PECAN SHOPPE system, and Franchisee shall not use, allow or permit the Premises to be used for any other purpose;

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          (b)    Franchisee shall have the  non-exclusive  privileges of selling
                 Company's products and using the name STUCKEY'S as applied to products and services of and by the Company in the operation of a STUCKEY'S PECAN SHOPPE, including products and services as may in the future, from time to time, be made a part of and identified with the STUCKEY'S PECAN SHOPPE system;

          (c) Franchisee may advertise the business operated under this license under the names STUCKEY'S and STUCKEY'S PECAN SHOPPE, and Franchisee may use on said Premises the Company's Proprietary Marks, designs, advertising and other identifying features. Company, however, reserves the right to change the name under which the business of its STUCKEY'S PECAN SHOPPE system is conducted and, in such event, to require Franchisee to use the new name in the operation of its franchise hereunder according to standards prescribed by the Company.

          (d) Notwithstanding the provisions of the foregoing subparagraphs, Franchisee shall not use the name STUCKEY'S, or any name visually or phonetically similar thereto, as the name of or as part of any firm or corporate name, or on any product other than those manufactured and sold by Company, or as a prefix, suffix or other modifying word, phrase, term, sign or symbol not expressly authorized by Company.

     2.   LOCATION CLAUSE:

          The Franchisee acknowledges that the franchise and license granted under this Agreement is solely for the location set forth in Section 1. Nothing in this Agreement shall be construed to authorize or permit Franchisee to use or exercise the franchise or license, or any related right or privilege, at or in any other location or for any other purpose; provided, however, that Franchisee shall be permitted to erect billboards at other locations consistent with Company's policies regarding outdoor advertising, and Franchisee shall be permitted to engage in other advertising and promotion of the franchise and license granted by this Agreement.

          Notwithstanding the foregoing paragraph, in the event of the relocation of the highway upon which the franchise granted by this Agreement is located, Franchisee shall have the option to relocate the franchise or to add under the provisions of this Agreement an additional location on the relocated highway, provided that such location or additional location is not within the franchise area defined in any other STUCKEY'S PECAN SHOPPE franchise agreement to which the Company is a party, and that the Company is first advised thereof in writing and gives its consent in writing, which consent shall not be unreasonably withheld.

     3.   RESTRICTION ON GRANTING OF FRANCHISEES WITHIN SPECIFIC AREA:

          During the term of this Agreement, the Company will not grant a similar franchise and license to any other person, partnership, corporation, or other entity, and the Company will not erect a company-owned STUCKEY'S PECAN SHOPPE within the following described area:

          #253: Edgewood, New Mexico: Beginning at the present store location on Interstate 40 in a westerly direction to the Stuckey store located west of the city of Albuquerque, New Mexico and in an easterly direction to the Stuckey store located at Santa Rosa, New Mexico.

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     4.   FRANCHISE CONSIDERATION:

          Franchisee shall pay to Company throughout the term of this Agreement a franchise fee at the rate of two percent (2%) of gross sales of the franchise. The franchise fee shall be paid to the Company monthly at the rate of 2% of gross sales in the month for which payment is made.

          The Company is endeavoring to improve the performance of its store operations. Changes in establishment practices, in its franchise relationships and in the format of business of the STUCKEY'S PECAN SHOPPE are reflected in this Agreement and further, are anticipated. Such changes and other concerted efforts will establish new directions for the Company, its image and hopefully, our increased sales and profitability of store operations, including franchise stores. It is agreed, therefore, that during the term of this Agreement, the Company may from time to time increase the rate of percentage of the franchise consideration to be paid under this Section 4; provided, however, that:

          (i) No increase shall be made until after two (2) years from the date hereof;

          (ii) No increase shall be for more than fifteen percent (15%) of the rate in effect immediately prior to the increase;

          (iii) No increase shall be made at a time earlier than three (3) years after the immediately preceding increase;

          (iv) No increase in the rate shall result in a rate greater than the franchise consideration rate provided in the then current franchise contract form, provided that such form contains a franchise fee provision higher than this Agreement;

          (v) No increase in the rate will be made under this Agreement without taking similar actions at a reasonably concurrent time with respect to all franchise agreements then outstanding having in effect a franchise fee the same as in effect at such time under this Agreement. Such action will not be deemed to have not been taken if the action or effect thereof is enjoined by any legal or administrative action or prohibited by any applicable law.

          For purposes of this paragraph, the term "gross sales" shall mean all sales whether for cash or upon credit and without regard to whether collected, made by Franchisee in the operation of the business licensed hereunder, less discounts and allowances, if any, and returns of products and the like, and excluding any sales tax or other taxes (but not excluding sales or other taxes normally constituting a part of a product's posted price) imposed on the sale price and collected from the customer. The monthly franchise fee payments to be made as provided for by this Section shall be remitted to the Company within twenty (20) days following the end of each month.

     5.   ADVERTISING FEE:

          In addition to the franchise consideration to be paid under Section 4, Franchisee shall pay to the Company an advertising fee within twenty (20) days after the end of each calendar month equal to five tenths of one percent (.5%) of gross sales of the franchise for the month for which payment is to be made.

          Gross sales for purposes of this Section 5 shall mean gross sales as defined in Section 4 hereof.

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          Company  shall  deposit  all  advertising  fees  paid  hereunder  in a cooperative advertising fund. The Company shall also contribute to said fund an amount in respect to each Company-owned STUCKEY'S PECAN SHOPPE store computed in the same manner as the advertising fee paid by the Franchisee. Such fund shall be used exclusively in the advertising and promotion of STUCKEY'S PECAN SHOPPES and STUCKEY'S products and services rendered thereat. The Company shall have responsibility for the creation and execution of all advertising and promotion supported by such fund.

          Franchisee may engage, at its own expense, in advertising and promotional programs of its own; provided, however, that all advertising and promotional material proposed by Franchisee shall be approved by the Company prior to use.

     6.   COMPANY OBLIGATIONS AND STANDARDS OF QUALITY AND OPERATIONS:

          During the term of this Agreement, the Company shall provide the following to Franchisee:

          (a) Standard plans and specifications for physical improvements, such as fixtures, furnishings, signs and the like, and design and layout for Franchisee's store;

          (b) Training in the operation of a STUCKEY'S PECAN SHOPPE, as more specifically covered in Section 9;

          (c) Accounting forms for reporting transactions and financial data as required by this Agreement;

          (d) A copy of all of the Company's current manuals affecting the operations of Franchisee's STUCKEY'S PECAN SHOPPE, including its Operating, Food Service, and Petroleum Service Manuals.

          During the term of this Agreement, the Company shall determine specifications, standards and operating procedures for the STUCKEY'S PECAN
SHOPPES, including standards for products used or sold in STUCKEY'S PECAN SHOPPES, standards of service, standards for furnishings and equipment, and standards specifically for:

          (i) The safety, maintenance, cleanliness, function and appearance of the Franchisee's premises, including fixtures, equipment and signs;

          (ii) The general appearance and demeanor of employees, their dress and uniforms;

          (iii)  The quality,  style and other  characteristics  of  merchandise
                 carried  for  sale,  and  bags,   boxes  and  other   packaging
                 materials;

          (iv) Days of operation and minimum hours per day during which Franchisee's store will be open for business, which minimum hours per day shall be from 7:00 AM to 8:00 PM from April 1 to October 31 and from 7:00 AM to 6:00 PM from November 1 to March 31;

          (v)    Advertising and promotion;

          (vi)   Accounting and reporting forms and use thereof;

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          (vii)  Recordkeeping;

          (viii) Extension of credit and acceptance of credit cards;

          (ix) Use and illumination of exterior and interior signs, posters, designs and similar items;

          (x)    Compliance with government regulations;

          (xi) The handling of returns of product by customers and customer complaints and adjustments.

          The Company shall keep Franchisee informed of all such standards and Franchisee agrees to comply with them. Company agrees to use its best efforts to secure adherence to these standards by all STUCKEY'S PECAN SHOPPES, whether Company-owned or franchised, all for the purpose of attaining and maintaining uniformity of the distinguishing characteristics of the STUCKEY'S PECAN SHOPPE system.

     7.   PURCHASE OF TRADEMARK PRODUCTS:

          Company will sell to Franchisee, subject to the availability thereof, all products which it manufactures and distributes for sale in its STUCKEY'S PECAN SHOPPE system bearing a Proprietary Mark. Franchisee will purchase, stock and offer for sale as many lines of such product as reasonably practicable, it being the purpose of this provision to assure that all STUCKEY'S PECAN SHOPPES are (i) supplied with STUCKEY'S products, and (ii) identified with the national image of the STUCKEY'S PECAN SHOPPE system and the products and services available therein. Franchisee shall have the obligation to develop and promote diligently the sale of STUCKEY'S products and services.

          Franchisee will not sell under the franchise granted herein any products manufactured or sold by others unless the same are approved by the Company, which approval the Company shall not unreasonably withhold. A Franchisee desiring to sell products and services or to use supplies other than those offered by the Company shall submit samples thereof to the Company in accordance with procedures established by the Company. The Company shall advise Franchisee of its approval or rejection within forty-five (45) days of Franchisee's submittal of a request for approval. Any rejection shall be by notice in writing to Franchisee. An approval shall be deemed given after the expiration of the forty-five (45) days referred to above.

     8.   COMPANY TRADEMARKS:

          Franchisee acknowledges the validity and the ownership in the Company of the Proprietary Marks and designs employed by the Company in the operation of STUCKEY'S PECAN SHOPPES. Franchisee agrees to use such Proprietary marks and designs only as permitted by the Company. All good will developed in conducting the business of the STUCKEY'S PECAN SHOPPE covered by this Agreement shall inure to the benefit of the Company.

     9.   TRAINING:

          The Company shall provide a training program for Franchisee, and the Franchisee, or the person engaged by Franchisee to be manager from time to time of the STUCKEY'S PECAN SHOPPE licensed by this Agreement, shall participate therein, unless excused by the Company. Such person, upon successful completion

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of the training  program,  shall be certified as having  successfully  completed said program. Company reserves the right to refuse to certify a person who does not successfully complete the training program. No person who is not certified by the Company shall serve as manager of a STUCKEY'S PECAN SHOPPE, including that operated pursuant to this Agreement.

          Expenses incurred by the Franchisee, including transportation and living expenses, wages and other employee costs, during training shall be borne by Franchisee; but no charge shall be made by Company to Franchisee for the training program so provided.

     10.  RIGHT TO INSPECTION OF PREMISES:

          Company shall have the right at all times during Franchisee's normal business hours to enter upon Franchisee's premises and to inspect Franchisee's facilities and operations to determine and assure compliance with standards of quality and service prescribed by Company. Company shall make available to Franchisee within a reasonable period of time a report of such inspection.

          Company shall have the right to remove from the premises, without liability for trespass or other tort, any items that are not in conformance with this Agreement and with applicable current standards and specifications.

     11.  LAWS AND ORDINANCES:

          Franchisee shall have the obligation to operate and maintain its business and premises in compliance with all applicable laws and ordinances, and shall give assurances thereof to Company upon request.

     12.  SALES STAFF:

          Franchisee shall maintain an adequate staff of sales people and clerks and shall maintain a manager of the store who shall meet the standards prescribed by Company for managers.

     13.  BUILDING, CONSTRUCTION AND MAINTENANCE:

          Franchisee shall undertake no reconstruction or material alteration of its STUCKEY'S PECAN SHOPPE structure without the written approval of the Company, which approval shall not be unreasonably withheld. Withholding of approval hereunder of a reconstruction or material alteration not meeting applicable standards of the Company at the time such reconstruction or material alteration is to be done shall be deemed not unreasonably withheld. Franchisee shall keep all structures in good repair and well painted and decorated inside and outside. It shall at all times maintain the premises, including the interior and exterior of buildings, salesroom, restrooms, storerooms, and service station in a clean, orderly, and sanitary condition satisfactory to Company. Franchisee shall not maintain or erect on the Premises any outbuildings, storage facilities, trailers, and the like, without the approval of the Company; and in the event of approval, then only consistent with the conditions of such approval.

     14.  BUILDING REFURBISHING:

          In addition to regular maintenance, Franchisee agrees to refurbish the store in which Franchisee operates as the Company may require, from time to time, to maintain or improve appearance and efficient operations. For purposes of this Section, refurbishing shall include (i) replacement of worn out or obsolete fixtures, equipment and signs, (ii) substitution or addition of new or improved fixtures, equipment and signs, (iii) redecorating and repair of the

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interior  and exterior of the  premises  and repair and  resurfacing  of parking facilities, and (iv) modification of design and layout, including structural modifications and remodeling.

     15.  SIGNS:

          Franchisee shall prominently display on said premises advertising signs of such nature, form, color, number, location and size, and composed of such material, as the Company shall direct or approve in writing.

          In the event the Company disapproves of any Franchisee's sign, the Company shall give written notice to such Franchisee explaining why such sign is not satisfactory to Company, and if such disapproved sign is not corrected to Company's satisfaction within a reasonable period of time after written notice is received by the Franchisee, provided that the Company disapproval is not unreasonable, then Company shall have the right to enter upon the premises for the purpose of removal thereof without paying therefor and without being thereby deemed guilty of or liable for trespass or any other tort.

          In order to enhance the advertising of the franchise business, Franchisee shall maintain off premises a reasonable number of road signs satisfactory to the Company. Franchisee shall incur all costs for such signs, including, but not limited to, the construction, maintenance, and insurance for such signs.

     16.  ACCOUNTING AND FINANCIAL RECORDS:

          Franchisee shall keep accurate, complete and up-to-date books and records regarding sales, inventory, profit and loss from operations and financial standing of the Franchisee, and will permit the Company during normal business hours to inspect such books and records. Franchisee shall submit with each continuing royalty payment under Section 4, a true, correct and complete statement of gross sales for the period for which payment is submitted, on forms or in a manner prescribed by the Company.

          In order to further the maintenance of a uniform accounting system and practice, Company shall advise and assist in setting up Franchisee's books and records, at no extra charge to the Franchisee. Franchisee will permit an examination of his accounts, books and records to be made by the Company, or a person designated by the Company, at such time or times as the Company may designate in writing. A copy of a report of any such examination shall be furnished to the Franchisee. In the event that the books and records of account of the Franchisee are maintained by the Company on behalf of the Franchisee, the obligation of the Franchisee under this paragraph shall be deemed to be met.

          The Company may, at Franchisee's request, agree to keep the books and records of Franchisee. In such event, Franchisee shall execute the Company's Accounting Service Agreement which shall be deemed, while in effect, a supplement to this Agreement.

     17.  INSURANCE:

          Franchisee shall purchase and keep in force during the term of this Agreement adequate insurance covering the business operations of the franchise, which insurance shall be in amounts and with carriers acceptable to the Company. Such insurance shall include Stuckey's, Inc. as named insured. Franchisee shall file with the Company appropriate certificates of insurance and provide for copies of all notices of renewal or cancellation to be sent to the Company. The insurance and minimum amounts required of the Franchisee by the Company are as follows:

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          (a)    Comprehensive  general liability  insurance,  including product liability coverage, of not less than $1,000,000.

          (b) Vehicle liability insurance, including coverage of vehicles that may be used by employees in connection with the business of Franchisee, of not less than $1,000,000.

          (c) Workmen's Compensation insurance and other insurance that may be required by law applicable to Franchisee's business in the jurisdiction where located.

     18.  CUSTOMER COMPLAINTS:

          Franchisee shall give Company immediate notice of any injury to person or damage to property occurring on Franchisee's premises or arising out of the operation of its business as a STUCKEY'S PECAN SHOPPE. Franchisee will receive, investigate and adjust all complaints, whether received directly by Franchisee or forwarded to Franchisee by the Company, arising out of the operation of its business, all with a view to securing and maintaining the good will of the public towards STUCKEY'S products and services. Franchisee shall indemnify Company and save Company harmless from and against all claims for damages to person or property occurring on Franchisee's premises or arising out of the operation of Franchisee's business, unless occurring as a result of a breach by the Company of its obligations set forth in the next succeeding section of this Agreement.

     19.  PRODUCT WARRANTY:

          Company warrants that all food products sold by it shall be as of the date of delivery to Franchisee neither adulterated nor misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, as amended, and the pure food laws and ordinances of the state or city in which Franchisee is located, and will be products which are not proscribed from introduction into interstate commerce under the Federal Food, Drug and Cosmetic Act. Company shall indemnify Franchisee and save Franchisee harmless and shall defend Franchisee from and against any and all charges, actions and proceedings, whether instituted by any government or any private individual or entity, on account of any alleged adulteration or misbranding which is in violation of the foregoing warranty.

     20.  PETROLEUM PRODUCTS:

          It is an integral part of the style and format of business of STUCKEY'S PECAN SHOPPES to provide for the sale of petroleum products. Company shall, during the term hereof, provide specifications and standards to the Franchisee for the operation of such facilities and shall render such supervision as to assure compliance therewith. It shall further establish procedures for the use of appropriate credit cards in the purchase of petroleum products and shall advise and keep Franchisee informed thereof and furnish Franchisee with supplies to be used in such credit procedures.

          Arrangements for the supply of petroleum products, and all purchases of petroleum products, shall be through the Company, unless otherwise permitted by the Company. The Company shall extend its best efforts to procure adequate supplies of petroleum products meeting its standards and at the best available prices. It is a principal purpose of this Paragraph that the provision herein and the comparable provision in other franchise agreements with other Stuckey's, Inc. franchisees together with purchases made for Company-owned stores, will enable Company to obtain adequate supplies of petroleum meeting Company's standards and to obtain such products at prices favorably affected by volume purchases.

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          In the event of  shortages  of  petroleum  products,  the Company will endeavor to allocate available supplies in an equitable manner so as not to favor one franchise store over another franchise store or a Company-owned store over a franchise store; provided, however, that nothing herein shall affect the obligation of the Company to comply with any statute or regulation that may at the time of any allocation pertain to the allocation of petroleum products.

     21.  TERM OF AGREEMENT AND TERMINATION:

          Unless terminated as otherwise herein provided, the term of this Agreement shall be for ten (10) years from the date hereof, and may be extended thereafter at the option of the Franchisee for successive terms of five (5) years upon Franchisee giving at least ninety (90) days' written notice of extension prior to the end of the term of this Agreement or the end of any extended term hereof, provided that Franchisee shall not be in default of any provision of this Agreement, and provided, further, that Franchisee shall execute Company's then current standard form franchise agreement, which may include higher percentage royalty and advertising fees than provided for herein.

          Notwithstanding the provisions of the foregoing paragraph, Franchisee may terminate this Agreement at any time by giving Company sixty (60) days' written notice of termination, and the Company may terminate this Agreement at any time by giving twelve (12) months' written notice of termination to the Franchisee or by giving written notice of termination to the Franchisee upon any of the following conditions:

          (a) The filing of a petition in bankruptcy by or against the Franchisee, or any partner if the Franchise is a partnership;

          (b) The making of an assignment for the benefit of creditors or the institution of any proceeding under any state insolvency law by the Franchisee, or any partner if the Franchise is a partnership;

          (c) The breach by Franchisee of any obligation of Franchisee under this Agreement and the failure of the Franchisee to correct such breach to the satisfaction of the Company upon demand and within thirty (30) days thereafter.

          Waiver, however occurring, by the Company of any specific default by the Franchisee shall not affect or impair the Company's rights in respect to any subsequent default whether of the same or a different kind. No delay or omission of the Company to exercise any right arising from a default shall affect or impair the Company's rights as to any such default or a future default. In the event any bankruptcy or insolvency proceeding involves less than all parties constituting the Franchisee, the Company shall not have the right to terminate this Agreement as to the parties involved in such bankruptcy or insolvency proceeding, provided said other parties elect in writing, within a reasonable period of time after the filing of any such bankruptcy or insolvency proceeding, to continue the STUCKEY'S PECAN SHOPPE established pursuant hereto and agree to the terms and provisions of this Agreement for the unexpired term thereof.

     22.  ASSIGNMENT:

          Franchisee shall not sell, transfer or assign this Agreement, or any interest herein, and shall not sell, transfer, assign, lease or sublet or offer to sell, transfer, assign or sublet (except as security for indebtedness incurred in connection with the business being conducted hereunder) any interest in the premises, or any part thereof, used in the operation of this franchise, or in the business thereon conducted, or in any equipment or furnishings located thereon which are standard to STUCKEY'S PECAN SHOPPES, without first offering the same to the Company in writing at a stated price and upon stated terms, which offer the Company may accept within sixty (60) days, and if the Company does not accept such offer within the sixty day period, then Franchisee may within the sixty days thereafter, sell, transfer, assign, lease or sublet such interest as the case may be, but not at a lower price or on more favorable terms than offered to the Company; provided, however, that no sale, transfer, assignment, lease or subletting to a third party shall be made without the prior written consent of the Company, which consent the Company will not unreasonably withhold, and provided further that it shall not be deemed unreasonable for the Company to withhold its consent to a sale, transfer, or assignment of this Agreement, or any interest herein, if the transferee shall not agree in writing to take subject to the terms and provisions of this Agreement for the unexpired term hereof. Notwithstanding the foregoing,

          (i) If Franchisee hereunder constitutes more than one individual, corporation, partnership or other entity, and any one thereof shall have the right to sell, transfer, assign, lease or sublet any interest in the premises on which the franchise is located, any interest in the franchise itself, or any interest in the building, inventory, equipment, furniture or furnishings used for the business of the franchise to any other individual, corporation, partnership or other entity who, at the time of such sale, transfer, assignment, lease or subletting is also one of the individuals, corporations, partnerships, or other entities constituting the Franchisee under this Agreement;

          (ii) Franchisee, or any individual Franchisee if Franchisee is more than one person, may, during his lifetime, give to any trust, person, corporation or other Donee any interest in the premises on which the franchise is located, any interest in the franchise itself, or any interest in the building, inventory, equipment, furniture or furnishings used in the business of the Franchisee or such individual; provided, however, that the Donee agrees in writing addressed to Company within a reasonable period of time after such gift to be bound by the terms and provisions of this Agreement;

          (iii) Any legatee or heir of the Franchisee or individual Franchisee if Franchisee is more than one person, shall upon the death of the Franchisee be entitled to all the rights hereunder previously held by the Franchisee or such member; provided, however, that such legatee or heir agrees in writing within a reasonable period of time after receiving any such property to be bound by the terms and provisions of this Agreement;

          (iv) If Franchisee is not a corporation, Franchisee may incorporate its business and may assign its interest in this Agreement to such corporation provided that Franchisee shall be the owner of at least fifty-one percent (51%) of the stock of such corporation and that the activities of the corporation are confined exclusively to the operation of the STUCKEY'S PECAN SHOPPE hereby licensed. In the event Franchisee is a corporation, or becomes a corporation and assigns this Agreement to said corporation, then at any time that person(s) other than Franchisee become directly or indirectly the owner(s) or controller(s) of said corporation, this Agreement shall immediately become terminable at the option of Company. Further, in the event Franchisee is a corporation, it shall not be deemed a breach of this section for any shareholder in Franchisee to sell, assign or transfer any shares to a member of his immediate family.

          No assignment or transfer permitted by this Section 22 shall be made without prior written advice thereof to the Company.

     23.  OBLIGATIONS AFTER TERMINATION:

          Upon the sale by Franchisee of the premises to the Company, or to a third party under the provisions of the preceding section, the obligations and rights of this Agreement shall terminate, except in regard to the obligations of Franchisee to take action or to sustain from taking action after the termination of this Agreement and the payment of all outstanding accounts.

          In the event of termination of this Agreement without a concurrent assumption of Franchisee's obligations hereunder by an assignee or other successor in interest as permitted by this Agreement, the Company shall purchase from the Franchisee and the Franchisee shall sell to the Company:

          (a) All merchandise of Franchisee that is in a saleable condition and was manufactured, distributed and/or packed under the STUCKEY'S name, at Franchisee's net cost, exclusive of transportation charges;

          (b) Electrically lighted STUCKEY'S signs displayed on the building or elsewhere on the premises that were purchased from the Company, and the purchase price to be paid by Company shall be the price originally paid by the Franchisee to the Company less ten percent (10%) depreciation per year, and with consideration given to the condition of the sign, with particular regard to unusual deterioration, if any.

          Upon the termination of this Agreement for whatever reason, Franchisee shall immediately cease to be a STUCKEY'S PECAN SHOPPE. Franchisee shall not thereafter represent or hold itself out as such; shall discontinue use of the name STUCKEY'S or any name visually or phonetically similar; and shall discontinue at the above described premises the use of all trade names, trademarks, service marks, signs, structures and form of advertising indicative of a STUCKEY'S PECAN SHOPPE, or the business or products thereof, and in the event said premises are not purchased by the Company, or are not used with permission of Company by another in the business of a STUCKEY'S PECAN SHOPPE, Franchisee shall make such changes in signs or buildings so as effectively to distinguish it from its former use and from other STUCKEY'S PECAN SHOPPES.

          If, upon termination, Franchisee shall remain in possession of the premises occupied by the STUCKEY'S PECAN SHOPPE covered by this Agreement, Franchisee shall make reasonable modifications to the exterior and interior decor thereof as Company deems required to eliminate identification as a STUCKEY'S PECAN SHOPPE. In the event of Franchisee failing to comply with this obligation, Company shall have the right to enter upon Franchisee's premises and made such modification, provided the Company acts in a reasonable manner; and neither such entry or the making of such modification shall be a trespass or other illegal act of the Company.

          If Franchisee, after termination of this Agreement, shall refuse or neglect to keep or perform the provisions of this Section, Franchisee shall reimburse Company for all costs, attorneys' fees, and other expenses incurred in connection with legal actions to require Franchisee to comply herewith and, in addition, Franchisee shall pay to Company the sum of $500 per day as damages for all the time that Franchisee displays the name STUCKEY'S on outdoor advertising or on a sign at the front of or on the building after thirty (30) days after the termination date.

     24.  COVENANT NOT TO COMPETE:

          While this Agreement is in effect, Franchisee shall not engage in any business the same as or similar to the business covered by this Agreement located within the area set forth in Section 3.

     25.  FRANCHISEE NOT AN AGENT OR LEGAL REPRESENTATIVE OF COMPANY:

          This Agreement shall not constitute Franchisee the agent or employee, or legal representative of the Company for any purpose whatsoever. The Company and the Franchisee are not and shall not be considered as joint venturers or partners or as agents of each other. No representations shall be made by either party that would create an apparent agency, and neither party shall have the power to bind or obligate the other except as provided in this Agreement.

     26.  NOTICES:

          Any notice required to be given by either party to the other under or in connection with this Agreement shall be in writing and delivered personally or by certified or registered mail, return receipt requested, with adequate postage thereon. Notices to Franchisee shall be directed to Franchisee or his representative at Franchisee's place of business. Notices to Company shall be directed to the President, Stuckey's, Inc., 4501 Circle 75 Parkway, Suite 6360, Atlanta, Georgia 30339.

     27.  SEVERABILITY:

          If any provision of this Agreement shall be construed to be illegal or invalid, the validity of the remaining portions of this Agreement shall not be affected thereby.

     28.  ARBITRATION:

          The Company encourages the existence of a franchise association and, with Franchisee, acknowledges the existence of the Franchise Advisory Board (F.A.B.) as the franchise association of Stuckey's franchises as of the date of this Agreement. The parties desire to submit, hear and resolve through arbitration, certain matters which may become issues of controversy with the assistance of the F.A.B. Accordingly, in the event of any controversy between Company and Franchisee regarding alleged violations of Company standards of operations and service, including store standards, image, condition of premises and demeanor of store personnel, the parties agree to submit the controversy to arbitration before an Arbitration Committee. The Arbitration Committee shall consist of five persons, two franchisees appointed by the F.A.B. and two appointed officials of the Company appointed by the Company, and the President of the Company or his designee from the Company.

          The party initiating the arbitration proceedings shall give written notice to the other party indicating such party's desire to arbitrate, the issue in dispute, and the reasons therefor. The two arbitrators selected shall within ten (10) days select a chairman and the chairman shall within a reasonable period of time select a site located in the area set forth in Section 3 for a hearing. Except as otherwise expressly provided, the proceedings shall be conducted in accordance with the rules then prevailing of the American Arbitration Association.

          Judgment upon an award of a majority of the arbitrators shall be binding and may be entered in any court having jurisdiction thereof. The Franchisee and the Company shall bear equally all expenses of the arbitration proceeding.

     29.  REBATES:

          In the event the Company purchases product on behalf of Franchisee and receives any rebate or discount in respect to the purchase, Company will pass through the full amount of such rebate or discount to the Franchisee.

     30.  GENERAL:

          This Agreement cancels and supersedes any and all other agreements, oral or written, among the parties with respect to any subject matter hereof and contains all covenants and agreements between the parties with respect thereto.

          No change in, addition to or erasure of any printed portion of this Agreement (except filling in blank lines) shall be valid or binding upon the Company unless the same is approved in writing by the President of the Company.

          No agreement between the parties which is at variance with any of the provisions of this Agreement or which imposes definite obligations upon either party not specifically imposed by this Agreement or which is intended to be effective or performed following the expiration or the termination of this Agreement and imposes obligations or extends the time for performance thereof other than as provided in this Agreement shall be binding upon either party unless executed by Franchisee and the President or Vice President of Company.

STUCKEY'S, INC.

By /s/ Don Barnes
   ----------------------------------
   Don Barnes, President

STATE OF GEORGIA  )
                  ) ss
COUNTY OF COBB    )

     Before me on this 3rd day of August, 1982, personally appeared Don Barnes to me known to be the persons who executed the foregoing instrument and acknowledged same to be their free act and deed.

                                        /s/ Janice Wingham
                                        ----------------------------------------
                                        Notary Public

                                        My Commission Expires: 10-25-85

BOWLIN'S, INC.

/s/ Michael L. Bowlin, Exec. V.P.
------------------------------------
MICHAEL L. BOWLIN

Monica A. Bowlin, Secretary
------------------------------------
MONICA A. BOWLIN

STATE OF NEW MEXICO  )
                     ) ss
COUNTY OF BERNALILLO )

     Before me on this 14th day of July, 1982, personally appeared M.L. Bowlin, Ex. V.P. & Moncia A. Bowlin, Secretary to me known to be the persons who executed the foregoing instrument and acknowledged same to be their free act and deed.


                                        /s/ Nina Pratz
                                        ----------------------------------------
                                        Notary Public

                                        My Commission Expires: 6/30/83

                             [STUCKEY'S LETTERHEAD]

Date: September 8, 1982                                              cc: Ron Fox
Subject: Addendum to Franchise Agreement
From: Don Barnes
To: Mike Bowlin

The Addendum to the Stuckey's Franchise Agreement has been received; which includes the interpretations and comments on that particular document that you have asked me to sign in connection with the Edgewood, New Mexico store. Subject to the following remarks, I am returning that document to you executed on behalf of Stuckey's, Inc.

As the caption to the document sets forth, it is acknowledged that it is a statement of interpretation and comment on certain provisions in the franchise agreement. They are reflective of the conversations we had on March 24 and July 6, 1982. Paragraphs 3, 4 and 6 are acknowledged as amendments and paragraph 7 as a direction instructs to whom notices are to be sent when sent to Bowlin's Incorporated.

I would like to expand somewhat on your paragraph 3 by simply stating that a principal purpose of Article 7 of the franchise agreement is to maintain general uniformity in the image of a Stuckey's Pecan Shoppe as perceived by the public. That is a principal reason behind the standard agreement requiring approval of products for marketing in Stuckey's Pecan Shoppes which are other than those offered by the company. Products totally foreign to the business of Stuckey's may adversely affect its image in the public and therefore, its goodwill, which Stuckey's, Inc. must protect against. With this concept in mind, in addition to what you say in your paragraph, I have no objections to the modification as included in your paragraph 3.

If you have any questions or need further assistance with understanding the spirit and intent of our agreement, I'd welcome the opportunity to discuss them.

/s/ DB

DB/rw

Enc.

                         ADDENDUM TO FRANCHISE AGREEMENT

                INTERPRETATION AND COMMENT ON CERTAIN PROVISIONS
              IN STUCKEY'S, INC., FRANCHISE AGREEMENT AS DISCUSSED
               AND AGREED UPON IN TWO (2) TELEPHONE CONVERSATIONS
             BETWEEN FRANCHISEE AND COMPANY HELD ON MARCH 24, 1982,
                              AND ON JULY 6, 1982.

1. Page 3, Article 4, FRANCHISE CONSIDERATION, describes the terms of payment by Franchisee of the Franchise Fee. On July 6, 1982, the Company and the Franchisee discussed this provision of the agreement at some length, a summary of that discussion follows: The Franchisee informed the Company that it was the intent of the Franchisee to continue to dispense Texaco gasoline products at the Edgewood, New Mexico, Stuckey's Store. The Company agreed to allow the Franchisee to continue to dispense Texaco products at that location, and the Company further agreed to pay to the Franchisee the rebate of $0.0355 per gallon of Texaco gasoline products dispensed by the Franchisee at that location: The Company also agreed that this rebate shall be paid monthly, by the Company, within a reasonable time following the receipt of the rebate for the preceding month by the Company from Texaco:
     Further, the Company emphasized that, as provided by the Franchise Agreement on Page 15, Article 29, Rebates, the Company shall pass through to the Franchisee the Texaco rebate and any and all additional rebates or discounts as they are received.

2. Page 4, Article 5, ADVERTISING FEE, provides for the payment by the Franchisee of five tenths of one percent (.5%) of the monthly gross sales to the Company as an advertising fee. Again, referencing the discussion of July 6, 1982, between the Company and the Franchisee, the Company suggested that at some future date, one-half of this advertising fee may be returned to the Franchisee to be used to improve the outdoor advertising program that the Franchisee utilizes: The Franchisee acknowledges that no commitment was made by the Company concerning this fee, but the Franchisee encourages the Company to return a portion of this fee in the belief that doing so would be in the best interests of the organization.

3. Page 6, Article 7, PURCHASE OF TRADEMARK PRODUCTS, states, in part, that a Franchisee desiring to sell products other than those offered by the Company must submit samples and allow forty-five (45) days for Company approval. After a discussion held on March 24, 1982, concerning a similar provision in another franchise agreement, it was mutually agreed that this requirement be waived. Franchisee asks Company to waive this provision also, subject to the following: Both Franchisee and Company acknowledge that the intent of this section is to prevent the introduction of directly competing products that are otherwise identical to the trademarked products supplied by the Company. Further, Franchisee hereby agrees not to introduce such identical products or business format not consistent with a Stuckey's Pecan Shoppe without approval of the Company.

4. Page 7, Article 13, BUILDING, CONSTRUCTION, AND MAINTENANCE, states, in part, that no alteration of an existing Stuckey's Pecan Shoppe structure shall be undertaken without written approval of the Company. As a result of the discussion mentioned above in Item 3 of this Addendum, it was mutually agreed that written approval is not needed for the changing or altering of the display sales areas of the store as long as such alterations do not involve the relocating of fixed partitions or walls, or other substantial structural changes. Franchisee asks Company to also accept this provision for this Addendum.

5. Page 9, Article 20, PETROLEUM PRODUCTS, states, in part, that Company shall attempt to supply adequate supplies of gasoline products to Franchisee. Franchisee merely desires to remind Company that Franchisee intends to continue to dispense Texaco gasoline products as supplied by Company and expects any discount or rebate that the Company may receive from Texaco for such products to be passed on to the Franchisee.

6. Page 13, Article 24, COVENANT NOT TO COMPETE, states that, Franchisee shall not engage in any similar business covered by the Agreement within an area set forth in Article 3 of the Franchise Agreement. The area covered by
     Article 3 of the Franchise Agreement includes a store location at which the Franchisee presently operates a similar business. The store and its location are: Bowlin's Flying "C" Ranch, which is located approximately 48 miles East of the Edgewood Stuckey's Store on Interstate 40. Franchisee expects that the Company, by being hereby informed of the existence of the above mentioned competing business owned by the Franchisee, shall acknowledge that the existence of this similar and competing business shall not violate Article 24, or any other provisions of the Franchise Agreement, and further, that any "covenants not to compete" contained in the Franchise Agreement are hereby waived with respect to the business mentioned herein.

7. Page 14, Article 26, NOTICES, states, in part, that notices shall be directed to Franchisee at his place of business. For purposes of this Agreement, the primary place of business for the Franchisee is the corporation office in Albuquerque, New Mexico. All notices and communication of any kind must be sent to: Bowlin's Incorporated, 136 Louisiana N.E., Albuquerque, NM 87108.

8. Page 15, Article 29, REBATES, provides that any rebates or discounts received by the Company for products purchased on behalf of the Franchisee shall be passed through to the Franchisee. Franchisee again desires to remind the Company that the Franchisee intends to continue to dispense Texaco gasoline products, and the Franchisee expects to receive any and all rebates or discounts in full.

9. Page 15, Article 30, GENERAL, states that no changes in, or additions to, the Franchise Agreement shall be binding upon either party unless executed in writing by both the Franchisee and the President or Vice President of the Company. Franchisee therefore requests that Company sign this Addendum to Franchise Agreement and that this Addendum shall be attached to, and become part of, that Agreement. Further, that no other changes in this agreement shall be binding unless acknowledged in writing and signed by both parties.

STUCKEY'S                               BOWLIN'S INCORPORATED


By /s/ Don Barnes                       By /s/ Michael L. Bowlin
   ---------------------------------       -------------------------------------
   DON BARNES, PRESIDENT                   MICHAEL L. BOWLIN
                                           EXECUTIVE VICE PRESIDENT

STATE OF GEORGIA )
                 ) ss
COUNTY OF COBB   )

     Before me on this 8th day of September, 1982, personally appeared DON BARNES to me known to be the persons who executed the foregoing instrument and acknowledged same to be their free act and deed.

                                        /s/ Marilyn Ann Lank
                                        ----------------------------------------
                                        Notary Public

My Commission Expires: Notary Public, Georgia, State at large
                       My Commission Expires October 28, 1985

STATE OF NEW MEXICO  )
                     ) ss
COUNTY OF BERNALILLO )

     Before me on this 14th day of July, 1982, personally appeared Michael L. Bowlin, Exec. V. P. to me known to be the persons who executed the foregoing instrument and acknowledged same to be their free act and deed.


                                        /s/ Nina J. Pratz
                                        ----------------------------------------
                                        Notary Public

My Commission Expires: 6/30/83

                         PERSONAL GUARANTY AND INDEMNITY

     THIS GUARANTY AND INDEMNITY is made by MICHAEL L. BOWLIN and MONICA A. BOWLIN of 136 LOUISIANA NE, ALBUQUERQUE, NEW MEXICO, 87108, hereinafter referred to individually and collectively as "Guarantors";

     As an inducement for Stuckey's Inc., a Delaware corporation, herein referred to as "Stuckey's", to extend credit to _________________________ herein referred to as "Franchisee", in the course of selling supplies and making purchases of petroleum products and other materials for the Franchisee's account, Guarantors represent, warrant, and agree as follows:

     1. Guarantors do hereby absolutely and unconditionally guarantee the full and complete performance by Franchisee of all the terms, covenants and conditions of the Franchise Agreement between Stuckey's and Franchisee, whether entered into contemporaneously with this Guaranty or not, and do further guarantee the payment of all amounts due Stuckey's from Franchisee.

     2. Guarantors do agree to indemnify and hold Stuckey's harmless from and against all liability, losses, damages, costs and expenses (including reasonable attorneys' fees) suffered or incurred by Stuckey's arising out of the Franchisee's failure to pay any and all amounts due third parties.

     3. Guarantors within ten days of receipt of written demand from Stuckey's, shall pay to Stuckey's any and all losses, damages, costs and expenses (including reasonable attorneys' fees) suffered or incurred by Stuckey's as a result of any default by Franchisee or the breach of any agreement by Franchisee. Stuckey's shall not be required to exhaust its legal remedies against Franchisee before making written demand of Guarantors. If there is more than one Guarantor, each makes this Guaranty both jointly and severally.

     4. Execution of this Guaranty and performance of its terms shall not result in the breach of any term or provision, or constitute a default under, any indenture, mortgage, deed of trust, security agreement, financial agreement or contract to which Guarantors are a party or are otherwise bound.

     5. In the event the Guarantors shall pay to Stuckey's any obligation of Franchisee as provided herein, Guarantors shall be subrogated to Stuckey's right of recovery against Franchisee to the extent of any such payment made by Guarantors.

     6. This Guaranty shall inure to the benefit of Stuckey's, its parent company, Pet Incorporated, their successors and assigns, and shall be binding upon Guarantors, their successors, assigns, heirs and legal representatives.

     7. Guarantors expressly agree that this Guaranty and its provisions shall not be modified, amended or waived in any manner except by written instrument signed by Stuckey's.

     IN WITNESS WHEREOF, Guarantors have executed and delivered this Guaranty this 14th day of July, 19___________.


GUARANTORS:

MICHAEL L. BOLWIN                       /s/ Michael L. Bowlin
-----------------------------------     ----------------------------------------
                                        (Signature of Guarantor)


MONICA A. BOWLIN                        /s/ Monica A. Bowlin
-----------------------------------     ----------------------------------------
                                        (Signature of Guarantor's Spouse)


STATE OF NEW MEXICO  )
                     ) ss
COUNTY OF BERNALILLO )

     Before me on this 14th day of July, 1982, personally appeared MICHAEL L. AND MONICA A. BOLWIN to me known to be the persons who executed the foregoing instrument and acknowledged same to be their free act and deed.


                                        /s/ Nina J. Pratz
                                        ----------------------------------------
                                        Notary Public

My Commission Expires: 6/30/83